Recording Requested by and
after Recording Return To:

Sidley Austin LLP
555 West Fifth Street, Suite 4000
Los Angeles, CA 90013
Attn: Edward C. Prokop

(Space above line for Recorder’s use only)

LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

GRANTOR(S):  NG WASHINGTON II, LLC, a Washington limited liability company

☐  Additional names on page _____ of document

GRANTEE(S):   FORTRESS CREDIT CORP., a Delaware corporation, as beneficiary

LAWYERS TITLE INSURANCE CORPORATION, a Nebraska
corporation, as trustee

☐  Additional names on page _____ of document

Abbreviated Legal Description (lot, block and plat name, or section-township-range):
Lot 1 SP NO ZA 9302024 SP Rec. No. 9606255005 PTN
SE 1/4 07-27N-05E

☐  Additional legal description on page _____ of document

Assessor’s Property Tax Parcel Account Number(s) at the time of recording:
27050700403300

Reference Number(s) of Documents Assigned or Released:

☐  Additional reference numbers on page _____ of document

Leasehold Deed of Trust – Silver Dollar Mill Creek

LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as amended, modified or restated, the “Deed of Trust”) is made as of _____________ ___, 2010, and is given by NG WASHINGTON II, LLC, a Washington limited liability company (herein “Trustor”) whose address is 50 Briar Hollow Lane, Suite 500W, Houston, Texas 77027, Attention: Robert B. Sturges, Manager, index as “grantor”, to LAWYERS TITLE INSURANCE CORPORATION, having an address at 600 University Street, Suite 1518, Seattle, Washington 98101 (“Trustee”), index as “grantee”, for the benefit of FORTRESS CREDIT CORP., a Delaware corporation, having an address at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105 (together with its successors and assigns, “Beneficiary”) for the Lenders (as defined below) in connection with that certain Credit Agreement dated of even date herewith executed by NG WASHINGTON II HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), the owner of all outstanding equity in Trustor, in favor of the financial institutions from time to time party thereto as lenders (the “Lenders”), and Beneficiary (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.  The Loans are being made pursuant to the Credit Agreement and are evidenced and/or secured by the Loan Documents, which include, but are not limited to, the Credit Agreement and this Deed of Trust.

WHEREAS, Trustor and Nevada Gold & Casinos, Inc., a Nevada corporation, have delivered to Beneficiary that certain Guaranty, dated on or about the date hereof (the “Guaranty”), guaranteeing separately, and not jointly or jointly and severally, the prompt, full, punctual, unconditional and irrevocable payment in full when due (whether at stated maturity, upon acceleration or otherwise), of the Obligations, including, without limitation (i) the aggregate principal amount outstanding of, and interest accrued and unpaid on (including at the default rate, if applicable), and late charges, repayment fees and make-whole payments in respect of, the Loans made to Borrower pursuant to the Credit Agreement, and (ii) all other amounts payable by Borrower or any other Credit Party under the Credit Agreement and the other Loan Documents  (all of the foregoing being referred to herein collectively as the “Guaranteed Obligations”).

WHEREAS, Lenders and Beneficiary have required as a condition to making the Loans to Borrower that Trustor execute this Deed of Trust; and

WHEREAS, the making of the Loans to Borrower is of substantial benefit to Trustor.

NOW, THEREFORE, TRUSTOR, in consideration of the foregoing, irrevocably warrants, grants, conveys, and assigns (a) to Trustee, in trust, for the benefit of Beneficiary with power of sale all that certain property located in the County of Snohomish, State of Washington, more particularly described on Exhibit A attached hereto (the “Land”) and incorporated herein by reference for all purposes, and in the following granting clauses to the extent the same constitutes real estate, including all right, title and interest of Trustor in, to, under or derived from or related to (i) the Casino Lease (as defined in Section 36 hereof) affecting the Land; and (ii) any fee estate relating to the Land which is hereafter acquired by the Trustor pursuant to any rights to purchase the Land under the Casino Lease, without the necessity of any further, filing, writing, instrument, or amendment to this Deed of Trust and (b) to Beneficiary a security interest in all of Trustor’s right, title and interest in, to and under the following granting clauses to the extent the same does not constitute real estate:

TOGETHER with all of Trustor’s right, title and interest (now existing or hereafter acquired) in, to and under any and all buildings, improvements and tenements now or hereafter erected on the property, and all heretofore or hereafter vacated alleys, streets and other public properties abutting the property, and all easements, rights, appurtenances, rents (subject however to the assignment of rents to Beneficiary herein), royalties, mineral, oil and gas rights and profits, water, water rights, and water stock appurtenant to the property, and all of Trustor’s right, title and interest in and to all fixtures, machinery, equipment, generators, engines, boilers, incinerators, building materials, appliances and goods of every nature whatsoever now or hereafter located in, or on, or used, or intended to be used in connection with the property, including, but not limited to, those for the purposes of supplying or distributing heating, cooling, electricity, gas, water, air and light; and all elevators, and related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, plumbing, bath tubs, water heaters, water closets, sinks, ranges, stoves, pots, pans, cutlery, and kitchen utensils, televisions, microwave ovens, silverware, refrigerators, dishwashers, disposals, and any other kitchen equipment, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains and curtain rods, mirrors, cabinets, paneling, rugs, attached floor coverings, furniture, tablecloths, napkins, centerpieces, pictures, antennas, computer and internet hardware and software, printers, video display systems and devices, audio systems and devices, telephones and other and communication systems and devices, trees and plants, lawnmowers, office machinery, furniture, materials handling equipment, tools, attachments, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, and other landscape maintenance equipment, and inventory for sale, real property tax refunds, trade names, licenses, permits, Trustor’s rights to insurance proceeds, unearned insurance premiums, condemnation awards and choses in action; all of which, including replacements and additions thereto shall be deemed to be and remain a part of the real property covered by this Deed of Trust; and all of the foregoing, together with said real property are herein referred to as the “Property”;

Leasehold Deed of Trust – Silver Dollar Mill Creek

TOGETHER with all of Trustor’s right, title and interest (now existing or hereafter acquired) in, to and under any and all leases now or hereinafter in existence (as amended or supplemented from time to time) and covering space in or applicable to the Property (hereinafter referred to collectively as the “Leases” and singularly as a “Lease”), together with all rents, earnings, income, deposits, proceeds, profits, receivables (including, without limitation, credit card receivables), benefits and advantages arising from the Property, and all other sums due or to become due under and pursuant to any of the foregoing (including, without limitation, any warrants, stock options or other rights granted to Trustor or any of its Affiliates in connection with any of the foregoing), and together with any and all guarantees of or under any of said Leases, and (subject to the assignment of rents to Beneficiary herein) together with all rights, powers, privileges, options and other benefits of Trustor under any Leases, including, without limitation, the immediate and continuing right to receive and collect all rents, income, revenues, issues, profits, condemnation awards, insurance proceeds, moneys and security payable or receivable under any Leases or pursuant to any of the provisions thereof, whether as rent, purchase money or otherwise, and to perform all other necessary or appropriate acts with respect to such Lease as agent and attorney-in-fact for Trustor, and the right to make all waivers and agreements, to give and receive all notices, consents and releases, to take such action upon the happening of a default under any Lease, including the commencement, conduct and consummation of proceedings at law or in equity as shall be permitted under any provision of any Lease or by any law, and to do any and all other things whatsoever which Trustor is or may become entitled to do under any such Lease, together with all accounts receivable, contract rights, franchises, interests, estates or other claims, both at law and in equity, relating to the Property, to the extent not included in rent earnings and income under any Lease (all rents, earnings, accounts receivable, contract rights, franchises, interests, estates, claims, income, deposits, proceeds, profits, issues, condemnation awards, insurance proceeds, moneys and security payable or receivable (including credit card receivables), benefits and advantages from the Leases or otherwise related to the Property or owed to Trustor, collectively, the “Revenues”);

TOGETHER with all of Trustor’s right, title and interest (now existing or hereafter acquired) in, to and under any and all reserve, deposit or escrow accounts made pursuant to any Loan Document, together with all income, profits, benefits and advantages arising therefrom, together with all rights, powers, privileges, options and other benefits of Trustor under the Accounts, and together with the right to do any and all other things whatsoever which Trustor is or may become entitled to do under the Accounts;

TOGETHER with all of Trustor’s right, title and interest (now existing or hereafter acquired) in, to and under all agreements, contracts, certificates, guaranties, warranties, options, instruments, franchises, permits, licenses, plans, specifications and other documents and interests of any type, now or hereafter entered into by or on behalf of, or granted to, Trustor, and all rights therein and thereto, pertaining to the use, occupancy, construction, management or operation of the Property and any part thereof and any improvements or respecting any business or activity conducted on the Property, including, without limitation, telecommunication services, internet products or services, and internet access services, as well as related and complimentary services and any substitutes for, and items that are a technological evolution of, any of the foregoing services, and any part thereof and all right, title and interest of Trustor therein, including the right to receive and collect any sums payable to Trustor thereunder and all deposits or other security or advance payments made by Trustor with respect to any of the services related to the Property or the operation thereof;

TOGETHER with all of Trustor’s right, title and interest (now existing or hereafter acquired) in, to and under any and all tradenames, trademarks, servicemarks, logos, phone numbers, internet, e-mail and website addresses, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property; and

TOGETHER with any and all proceeds resulting or arising from any of the foregoing (the Property, the Leases, the Revenues, the Accounts, and all other property, whether real, personal, tangible, or intangible, described above, and all proceeds thereof, may be referred to collectively as the “Collateral”);

TO HAVE AND TO HOLD the Collateral hereby conveyed or mentioned and intended so to be, unto Trustee, for the use and benefit of Beneficiary, to its own for the purpose of securing the Guaranteed Obligations;

Leasehold Deed of Trust – Silver Dollar Mill Creek

THIS INSTRUMENT SECURES TO BENEFICIARY (a) the repayment of the indebtedness that may be evidenced by one or more promissory notes executed and delivered by Borrower in favor of the Lenders pursuant to the Credit Agreement in the principal sum of up to Five Million Seventy Thousand and 00/100 Dollars ($5,070,000) (as the same may be extended, renewed, supplemented, exchanged, substituted, replaced or modified, collectively, “Notes”); (b) the payment of all other sums, with interest thereon, advanced by Beneficiary in accordance herewith to protect the security of this Deed of Trust; (c) the payment of any and all additional sums which are in the future loaned by Beneficiary to Borrower, to Trustor and another, or to another guaranteed or endorsed by Trustor, whether now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, secured or unsecured, whether for principal, interest or other debts, obligations or liabilities and whether or not all or any of such debts, obligations or liabilities are or become barred by any statute of limitations or otherwise unenforceable; (d) the performance of the covenants and agreements of Trustor herein contained; and (e) the performance of the covenants and agreements of Borrower contained in the Loan Documents, INCLUDING BORROWER’S COVENANT TO REPAY ALL FUTURE ADVANCES.

Trustor covenants that Trustor is lawfully seized of the estate hereby conveyed and has the right to deed, grant, convey and assign the Property, that subject to any easements and restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Beneficiary’s interest in the Property, the Property is unencumbered, and that Trustor will warrant and defend generally the title to the Property against all claims and demands.

Trustor represents, warrants, covenants and agrees in favor of Beneficiary as follows:

SECTION 1.  PAYMENT OF PRINCIPAL AND INTEREST.  Trustor shall cause Borrower to promptly pay when due the Obligations secured by this Deed of Trust.

SECTION 2.      CHARGES; LIENS.  Trustor shall pay or cause to be paid when due and before delinquency, all taxes, assessments, insurance premiums, ground rents, and other impositions and charges attributable to the Property.  Trustor shall promptly furnish to Beneficiary all notices of amounts due under this Section, and in the event Trustor shall make payment directly, Trustor shall promptly furnish to Beneficiary receipts evidencing such payments.  Except only for the liens and security interests in favor of Beneficiary under this Deed of Trust and the other Loan Documents, which Trustor shall pay and discharge in accordance with the Loan Documents, Trustor shall promptly discharge any lien encumbering all or any portion of or interest in the Property owned by Trustor, irrespective of the priority of the same.  Trustor shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property.

SECTION 3.      HAZARD INSURANCE.  Trustor shall at all times keep the improvements now existing or hereafter erected on the Property insured against all losses, hazards, casualties, liabilities and contingencies as Beneficiary (and, if this Deed of Trust encumbers a leasehold, the applicable lease) shall require and in such amounts and for such periods as set forth in the Credit Agreement.  The requirements of Trustor to maintain insurance coverages, and the parties’ rights and obligations in the event of a casualty, are set forth more fully in the Credit Agreement.

SECTION 4.      PRESERVATION AND MAINTENANCE OF PROPERTY; LEASEHOLDS.  Trustor (a) shall not commit waste or permit impairment or deterioration of the Property, (b) shall not abandon the Property, (c) to the extent so required by the Credit Agreement, shall restore or repair all or any part of the Property to the equivalent of its original condition, or such other condition as Beneficiary may approve in writing, in the event of any damage, injury or loss thereto, (d) shall keep the Property, including improvements, fixtures, equipment, machinery and appliances thereon in good repair and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good repair, (e) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property, (f) shall generally operate and maintain the Property in a manner to ensure maximum rentals, values and marketability of the Property, and (g) shall give notice in writing to Beneficiary of and, unless otherwise directed in writing by Beneficiary, appear in and defend any action or proceeding purporting to affect the Property, the security of this Deed of Trust or the rights or powers of Beneficiary.  Neither Trustor nor any tenant or other person shall remove, demolish or alter any improvement now existing or hereafter erected on the Property or any fixture, equipment, machinery or appliance in or on the Property except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind; provided however, that Trustor may make non-structural alterations to the Property or improvements thereon to the extent permitted by the Casino Lease.

SECTION 5.      USE OF PROPERTY.  Unless required by applicable law or unless Beneficiary has otherwise agreed in writing, Trustor shall not allow changes in the use for which all or any part of the Property was intended at the time this Deed of Trust was executed.  Trustor shall not subdivide the Property or initiate or acquiesce in a change in the zoning classification of the Property without Beneficiary’s prior written consent (other than to the extent necessary to cause the current use to comply with applicable zoning laws, ordinances or regulations).

Leasehold Deed of Trust – Silver Dollar Mill Creek

SECTION 6.      PROTECTION OF BENEFICIARY’S SECURITY.  If Trustor fails to perform the covenants and agreements contained in this Deed of Trust or any other Loan Document, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Beneficiary therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, Beneficiary at Beneficiary’s option may make such appearances, disburse such sums and take such action as Beneficiary deems reasonably necessary, in its sole discretion, to protect Beneficiary’s interest, including, but not limited to, (i) disbursement of attorney’s fees, (ii) entry upon the Property to make repairs, (iii) procurement of satisfactory insurance as provided herein, (iv) the payment of any taxes and/or assessments levied against the Property and then due and payable, and (v) payment of any other amounts contemplated in any of the Loan Documents.  Any amounts disbursed by Beneficiary pursuant to this Section, with interest thereon, shall become additional indebtedness of Trustor secured by this Deed of Trust.  Unless Trustor and Beneficiary agree to other terms of payment, such amounts shall be immediately due and payable upon demand and shall bear interest from the date of disbursement at the rate then applicable to principal under the Notes unless collection from Trustor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Trustor under applicable law.  Nothing contained in this Section or elsewhere in any of the Loan Documents shall require Beneficiary to incur any expense or take any action hereunder.

SECTION 7.       INSPECTION.  Subject to the rights of Trustor under the Casino Lease, Beneficiary may make or cause to be made reasonable entries upon and inspections of the Property (including, but not limited to, phase I and/or phase II environmental audits and inspections).  Any such entry or inspection shall be at Beneficiary’s expense, except that Trustor shall reimburse Beneficiary on demand for all expenses related to any such entry or inspection if (a) a Default shall have occurred prior to such entry or inspection, or (b) if such entry or inspection reveals (i) any Default, or (ii) any event or condition that with the passage of time, or the giving of notice, or both, would become a Default.

SECTION 8.       BOOKS AND RECORDS.  Trustor shall keep and maintain at all times at Trustor’s address stated herein, or such other place as Beneficiary may reasonably approve in writing, materially complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Property and copies of all written contracts, leases and other instruments which affect the Property.  Such books, records, contracts, leases and other instruments shall be subject to examination and inspection at any reasonable time by Beneficiary.

SECTION 9.       CONDEMNATION.  Trustor shall promptly notify Beneficiary of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, and Trustor shall appear in and prosecute any such action or proceeding unless otherwise directed by Beneficiary in writing.  Trustor authorizes Beneficiary, at Beneficiary’s option, as attorney-in-fact for Trustor, to commence, appear in and prosecute, in Beneficiary’s or Trustor’s name, any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking.  The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Beneficiary, subject to the terms of the Credit Agreement.

SECTION 10.     TRUSTOR AND LIEN NOT RELEASED.  From time to time, Beneficiary may, at Beneficiary’s option, without giving notice to or obtaining the consent of Trustor, Trustor’s successors or assigns or of any junior lienholder or guarantors, without liability on Beneficiary’s part and notwithstanding Trustor’s breach of any covenant or agreement of Trustor in this Deed of Trust, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, release from the lien of this Deed of Trust any part of the Property, take (with the consent of the party owning the same) or release other or additional security, reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Trustor to modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable thereunder or otherwise modify the terms and time of payment of said indebtedness.  Any actions taken by Beneficiary pursuant to the terms of this Section shall not affect the obligation of Trustor or Trustor’s successors or assigns to pay the sums secured by this Deed of Trust and to observe the covenants of Trustor contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of lien hereof on the Property.  Trustor shall pay Beneficiary a reasonable service charge, together with such title insurance premiums and reasonable attorney’s fees as may be incurred at Beneficiary’s option, for any such action if taken at Trustor’s request.

Leasehold Deed of Trust – Silver Dollar Mill Creek

SECTION 11.     UNIFORM COMMERCIAL CODE SECURITY AGREEMENT.  This Deed of Trust is intended to be a security agreement pursuant to the Uniform Commercial Code, as in effect in the State of Washington, as amended or recodified from time to time (the “Uniform Commercial Code”) for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Trustor hereby grants Beneficiary a security interest in said items.  Trustor agrees that Beneficiary may file this Deed of Trust, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Collateral.  Any reproduction of this Deed of Trust or of any other security agreement or financing statement shall be sufficient as a financing statement.  In addition, Trustor agrees to execute and deliver to Beneficiary, upon Beneficiary’s request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Deed of Trust in such form as Beneficiary may reasonably require to perfect a security interest with respect to said items.  Trustor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require.  Without the prior written consent of Beneficiary, except as expressly provided in the Credit Agreement, Trustor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said items, including replacements and additions thereto.  Upon a Default, Beneficiary shall have the remedies of a secured party under the Uniform Commercial Code and, at Beneficiary’s option, may also invoke the remedies provided herein or in any of and subject to the terms of the Loan Documents, or pursuant to any applicable law as to such items.  In exercising any of said remedies, Beneficiary may proceed against the items of real property and any items of personal property specified above as part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of Beneficiary’s remedies under the Uniform Commercial Code or of the remedies provided herein or in any of the Loan Documents.  This Deed of Trust constitutes a fixture filing in accordance with the Washington Uniform Commercial Code (RCW 62A.9A-102(40)) as to all or any part of the Collateral which now or hereafter constitutes "Fixtures" under RCW 62A.9A-102(41).

SECTION 12.     OBLIGATIONS REGARDING LEASES.  Trustor shall comply with and observe Trustor’s obligations as landlord or sublandlord (as the case may be) under all Leases of the Property or any part thereof.  Except as expressly set forth in the Credit Agreement or consented to in writing by Lender (which consent shall not be unreasonably withheld), Trustor shall not (i) lease any portion of the Property, (ii) cancel, amend or modify any Lease of any portion of the Property, (iii) approve any assignment, sublease or underlease of any such Lease (except such of the same as Trustor is required to approve pursuant to the terms of such Lease), or (iv) cancel or modify any guaranty, or release any security deposit, letter of credit, or other item constituting security pertaining to any Lease.

SECTION 13.      TRANSFERS OF THE PROPERTY OR BENEFICIAL INTERESTS IN TRUSTOR.  The sale or other transfer of all or any part of the Property or of interests in Trustor or its constituents is restricted in accordance with the Credit Agreement.

SECTION 14.      FURTHER ENCUMBRANCES.    The pledge or encumbrance of all or any portion of the Property or of interests in Trustor or its constituents is restricted in accordance with the Credit Agreement.

SECTION 15.      GENERAL INDEMNITY.  In addition to any other indemnification obligation set forth elsewhere in the Loan Documents, Trustor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Beneficiary and its members or shareholders, directors, officers, agents, employees, contractors, attorneys, servicers, and successors and assigns (the “Indemnified Parties”) from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including, but not limited to reasonable attorneys’ fees and other costs of defense) (the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (but excluding:  (i) Losses arising out of Beneficiary’s gross negligence or willful misconduct; or (ii) Losses arising under CERCLA, the Model Toxic Control Act of the State of Washington (“MTCA”) or any other environmental law), (a) ownership of this Deed of Trust or any of the Loan Documents, or ownership of  the Property or any interest therein, or demand for or receipt of any rent or any other amount to be paid by Trustor as “Tenant” under the Casino Lease; (b) any amendment to, or restructuring of, any of the Loan Documents or the obligations evidenced or secured thereby (except any of the same required for a Secondary Market Transaction); (c) any and all lawful action that may be taken by Beneficiary in connection with the enforcement of the provisions of any of the Loan Documents, whether or not suit is filed in connection with same, or in connection with Trustor, any guarantor or indemnitor and/or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Trustor to perform or be in compliance with any of the terms of any of the Loan Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Deed of Trust, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Deed of Trust is made; (i) any failure of the Property to be in compliance with any applicable laws; (j) the enforcement by any Indemnified Party of the provisions of this Section; (k) any and all claims and demands whatsoever which may be asserted against Beneficiary by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease (except to the extent that the same arises by reason of events occurring after Beneficiary shall have succeeded to the interests of Trustor); (l) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the Loans evidenced by the Notes; or (m) any misrepresentation made by Trustor in any of the Loan Documents.  Any amounts payable to Beneficiary by reason of the application of this Section shall become immediately due and payable upon demand and shall bear interest at the rate then applicable to principal outstanding under the Notes.  The foregoing indemnitees shall survive payment of the indebtedness secured hereby and reconveyance of this Deed of Trust.

Leasehold Deed of Trust – Silver Dollar Mill Creek

SECTION 16.      ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; BENEFICIARY IN POSSESSION.  As part of the consideration for the indebtedness evidenced by the Notes, and subject to the terms and conditions of the Credit Agreement, Trustor hereby absolutely and unconditionally assigns and transfers to Beneficiary all the Revenues of the Property, including those now due, past due, or to become due by virtue of any Lease, other agreement for the use, occupancy or sale, of all or any part of the Property, regardless of to whom the Revenues are payable.  Subject to the terms and conditions of the Credit Agreement, Trustor and Beneficiary intend this assignment of Revenues to constitute an absolute assignment and not an assignment for additional security only.  Subject to the terms and conditions of the Credit Agreement, irrespective of the existence or nonexistence of any breach by Trustor of any covenant or agreement of Trustor in this Deed of Trust or any of the Loan Documents, and without the necessity of Beneficiary entering upon and taking and maintaining full control of the Property in person, by agent or by a court-appointed receiver, Beneficiary shall immediately be entitled to possession of all Revenues as specified in this Section as the same become due and payable, including, but not limited to, Revenues then due and unpaid, and any such Revenues received by Trustor shall be held by Trustor as trustee for the benefit of Beneficiary only.

Trustor hereby covenants and represents that Trustor has not executed any prior assignment of said Revenues, that Trustor has not performed, and will not perform, any acts or has not executed, and will not execute, any instrument which would prevent Beneficiary from exercising its rights under this Section, and that at the time of execution of this Deed of Trust there has been no anticipation or prepayment of any of the rents of the Property for more than one month prior to the due dates of such rents.  Trustor covenants that Trustor will not hereafter collect or accept payment of any rents of the Property more than one month prior to the due dates of such rents.  Trustor further covenants that Trustor will execute and deliver to Beneficiary such further assignments of Revenues as Beneficiary may from time to time reasonably request.

Beneficiary, at its option at any time, after a Default shall have occurred under any of the Loan Documents, shall have the complete right, power and authority without taking possession, to demand, collect and receive and sue for the rents and other sums payable under the Leases and to apply the proceeds thereof in accordance with the Credit Agreement.  Upon the occurrence of a Default, Beneficiary shall have the absolute right to (a) to declare all sums secured hereby immediately due and payable, and, at its option, exercise any or all of the rights and remedies contained in the Notes and in the Loan Documents; and (b) without regard to the adequacy of the security, with or without process of law, personally or by agent or attorney, or by a receiver to be appointed by court, then and thereafter to enter upon, take and maintain possession of and operate the Property, or any part thereof, together with all documents, books, records, papers, and accounts relating thereto and exclude Trustor and its agents and servants therefrom, and hold, operate, manage and control the Property, or any part thereof, as fully and to the same extent as Trustor could do if in possession and in such event, without limitation and at the expense of Trustor, from time to time cause to be made all necessary or proper repairs, renewals, replacements, useful alterations, additions, betterments and improvements to the Property, or any part thereof, as Beneficiary deems judicious, and pay taxes, assessments and prior or proper charges on the Property, or any part thereof, and insure and reinsure the same, and lease the Property, or any part thereof, for such terms and on such terms as Beneficiary deems desirable, including leases for terms expiring beyond the maturity of the indebtedness secured by the Loan Documents and cancel any Lease or sublease thereof for any cause or on any ground which would entitle Trustor to cancel the same.  In the event Beneficiary elects to seek the appointment of a receiver for the Property upon a Default, Trustor hereby expressly consents to the appointment of such receiver.  Beneficiary or the receiver shall be entitled to receive a reasonable fee for so managing the Property.

If the Revenues of the Property are not sufficient to meet the reasonable costs, if any, of taking control of and managing the Property and collecting the rents, any funds expended by Beneficiary for such purposes shall become indebtedness of Trustor to Beneficiary secured by this Deed of Trust.  Unless Beneficiary and Trustor agree in writing to other terms of payment, such amounts shall be payable upon notice from Beneficiary to Trustor requesting payment thereof and shall bear interest from the date of disbursement at the rate stated in the Notes unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Trustor under applicable law.

Leasehold Deed of Trust – Silver Dollar Mill Creek

Any entering upon and taking and maintaining of control of the Property by Beneficiary or the receiver and any application of Revenues as provided herein shall not cure or waive any default hereunder or invalidate any other right or remedy of Beneficiary under applicable law or provided herein.  This assignment of Revenues shall terminate at such time as this Deed of Trust ceases to secure the Obligations.

SECTION 17.      DEFAULTS; ACCELERATION; REMEDIES.

Upon the occurrence of any Default, Beneficiary may, at Beneficiary’s option, declare all of the sums secured by this Deed of Trust to be immediately due and payable without further demand, and may exercise, at Beneficiary’s option, and by or through Trustee, by Beneficiary itself, or otherwise, any and all remedies permitted hereunder, under any of the Loan Documents, or pursuant to applicable law.

In addition, upon the occurrence of a Default and subject to any applicable cure period, Beneficiary may, at Beneficiary’s option, and by or through Trustee, by Beneficiary itself, or otherwise, do any one or more of the following:

(a)         Right to Perform Trustor’s Covenants.  If Trustor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust or the other Loan Documents, Beneficiary may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant.  Any payment made or expense incurred in the performance or attempted performance of any such covenant, together with any sum expended by Beneficiary that is chargeable to Trustor or subject to reimbursement by Trustor under the Loan Documents, shall be and become a part of the indebtedness, and Trustor promises, upon demand, to pay to Beneficiary, for the benefit of the Lenders, at the place where the Notes are payable, all sums so incurred, paid or expended by Beneficiary, with interest from the date when paid,  incurred or expended by Beneficiary at the Default Rate set forth in Section 2.10(a) of the Credit Agreement.

(b)         Trustees Sale - Power of Sale. Upon any Default, Beneficiary may deliver to Trustee a written declaration of default and demand for sale and a written notice of default and election to cause Trustor’s interest in the Property to be sold, and Trustee shall with or without entry, personally or by its agents or attorneys insofar as applicable pursuant to and in accordance with the laws of the State of Washington sell the Property, and all estate, right, title, and interest, claim and demand therein, and right of redemption thereof, at one or more sales, as an entity or in parcels, after such notice thereof as may be required or permitted by law at public auction to the highest bidder for cash, in lawful money of the United States, payable at the time of sale.  Trustee may postpone from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such postponed sale or sales; and, except as otherwise provided by any applicable provision of law, Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so postponed.

Upon the completion of any sale or sales made by Trustee under or by virtue of this subsection 17(b), Trustee shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments conveying, assigning and transferring all estate, right, title and interest in and to the Property and rights sold, but without any covenant or warranty, express or implied.  Any deed delivered to the purchaser at any sale pursuant hereto may be without any covenant or warranty, expressed or implied.  The recitals in the deed shall be prima facie evidence of the truth of the statements made therein.   Any such sale or sales made under or by virtue of this subsection 17(b), whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Trustor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Trustor.  In the event of any sale made whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the entire principal of, and interest on, the Notes, if not previously due and payable, and all other sums required to be paid by Trustor pursuant to this Deed of Trust, immediately thereupon shall, anything in the Notes or in this Deed of Trust to the contrary notwithstanding, become due and payable.  Upon any sale made under or by virtue of this subsection 17(b) whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Property or any part thereof and, in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness of Trustor secured by this Deed of Trust the net sales price after deducting therefrom the expenses of the sale, and the cost of such action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust.  Beneficiary, upon so acquiring the Property, or any part thereof shall be entitled to hold, lease, rent, operate, manage and sell the same in any manner permitted by applicable laws.  To the full extent permitted by applicable law, the Property or any part thereof, may be sold in one parcel and as an entirety, or in such parcels, manner or order as Trustee in its sole discretion may elect, and one or more exercises of the rights herein granted shall not extinguish or exhaust the rights unless the entire Property is sold or the entire indebtedness secured by this Deed of Trust paid in full; and Beneficiary, or its assigns, shall collect the proceeds as provided in this Deed of Trust or as required by applicable law; and Trustor agrees that in case of a sale, as herein provided, Trustor or any person in possession under Trustor shall then become and be tenants holding over, and shall forthwith deliver possession to the purchaser at such sale, or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over; the rights hereby granted are in addition to any and all other remedies which Beneficiary may have at law or in equity.  Trustor hereby expressly waives any right which it may have to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto.  Beneficiary shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including, but not limited to, reasonable attorney’s fees and costs of environmental reports, appraisals, documentary evidence, abstracts, and title reports.  Upon the breach of any representation, warranty, covenant or agreement by Trustor in this Deed of Trust (including, but not limited to, the covenants to pay when due sums secured by this Deed of Trust), or any other Loan Document, Beneficiary, at Beneficiary’s option may, in addition to any remedies specified in this covenant, invoke any other remedies provided in any other Loan Document or as provided hereunder.

Leasehold Deed of Trust – Silver Dollar Mill Creek

The proceeds of the sale shall be applied in the following order: (a) to all costs and expenses of the sale, including, but not limited to, fees for any foreclosure services, reasonable attorney’s fees and a reasonable fee or commission to Trustee, and costs of title evidence; (b) to all sums secured by this Deed of Trust in such order as Beneficiary, in Beneficiary’s sole discretion, directs; and (c) the excess, if any, to the person or persons legally entitled thereto.

(c)           Beneficiary’s Judicial Remedies.  Beneficiary, or Trustee upon written request of Beneficiary, may proceed by suit or suits, at law or in equity, to enforce the payment of the indebtedness to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction.  This remedy shall be cumulative of any other nonjudicial remedies available to Beneficiary under this Deed of Trust or the other Loan Documents.  Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies and shall not bar any available nonjudicial remedy of Beneficiary.

(d)           Beneficiary’s Uniform Commercial Code Remedies.  Beneficiary may exercise its rights of enforcement under the Uniform Commercial Code.

(e)           Other Rights.  Beneficiary (i) may surrender the policies maintained by Trustor pursuant to this Deed of Trust or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the indebtedness, and, in connection therewith, Trustor hereby appoints Beneficiary as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Trustor to collect such premiums; and (ii) may apply the Reserves and any other funds held by Beneficiary toward payment of the indebtedness; and (iii) shall have and may exercise any and all other rights and remedies which Beneficiary may have at law or in equity, or by virtue of any of the Loan Documents, or otherwise.

(f)           Discontinuance of Remedies.  In case Beneficiary shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Beneficiary shall have the unqualified right so to do and, in such event, Trustor and Beneficiary shall be restored to their former positions with respect to the indebtedness, the Loan Documents, the Property or otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

SECTION 18.       ACCELERATION IN CASE OF TRUSTOR’S INSOLVENCY.  The Credit Agreement includes provisions regarding acceleration upon certain bankruptcy events and similar occurrences pertaining to the Property, Trustor, and the constituents of Trustor.

SECTION 19.       REMEDIES CUMULATIVE.  Each remedy provided in this Deed of Trust is distinct and cumulative to all other rights or remedies under this Deed of Trust or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

SECTION 20.       WAIVER OF STATUTE OF LIMITATIONS.  Trustor hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Deed of Trust or to any action brought to enforce the Notes or any other obligation secured by this Deed of Trust.

Leasehold Deed of Trust – Silver Dollar Mill Creek

SECTION 21.        WAIVER OF MARSHALLING.  Notwithstanding the existence of any other security interest in the Property held by Beneficiary or by any other party, Beneficiary shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein.  Beneficiary shall have the right to determine the order in which any or all portions of the indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein.  Trustor, any party who consents to this Deed of Trust and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

SECTION 22.        PERFECTION UPON RECORDATION.  Trustor acknowledges that Beneficiary has taken all reasonable actions necessary to obtain, and that upon recordation of this Deed of Trust, Beneficiary shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of Trustor's interest in the rents arising out of any leases of the Land and Trustor acknowledges and agrees that upon recordation of this Deed of Trust, Beneficiary’s interest in such rents shall be deemed to be fully perfected, “choate” and enforced as to Trustor and all third parties, including, without limitation, any subsequently appointed trustee in any case under the Bankruptcy Code (as hereinafter defined), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the rents, obtaining the appointment of a receiver or taking any other affirmative action.

SECTION 23.        RELEASE.  Upon payment of all sums secured by this Deed of Trust, Beneficiary shall release this Deed of Trust of record.  Trustor shall pay Beneficiary’s then reasonable fee for such release of this Deed of Trust.

SECTION 24.        TRUSTOR’S ADDITIONAL COVENANTS.  Trustor hereby covenants, agrees and undertakes as follows:

(a)           Alterations of Property.  Except to the extent otherwise permitted or required in the Credit Agreement, Trustor shall not undertake or commence any alterations of any improvements on the Property.

(b)           Further Assurances.  Trustor shall from time to time, at the request of Beneficiary, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in any other Loan Document or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record and/or file such further documents or instruments (including, without limitation, further deeds of trust, mortgages, security agreements, financing statements, continuation statements, assignments of rents or leases and environmental indemnity agreements) and perform such further acts and provide such further assurances as may be necessary, desirable or proper, in Beneficiary’s reasonable opinion, to carry out more effectively the purposes of this Deed of Trust and such other instruments and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof or thereof to be covered hereby or thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property; provided that such documents or instruments do not monetarily or otherwise materially increase Trustor’s liability or reduce Trustor’s rights under the Loan Documents; and (iii) execute, acknowledge, deliver, procure, and file and/or record any document or instrument (including specifically, but without limitation, any financing statement) deemed advisable by Beneficiary to protect the liens and the security interests herein granted against the rights or interests of third persons; provided that such documents or instruments do not monetarily or otherwise materially increase Trustor’s liability or reduce Trustor’s rights under the Loan Documents.  Trustor will pay all reasonable costs connected with any of the foregoing in this paragraph.

(c)           Deed of Trust Taxes.  Trustor shall, at any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens or security interests created hereby, or upon the obligations secured hereby or any part thereof, immediately pay all such taxes; provided that, if such law as enacted makes it unlawful for Trustor to pay such tax, Trustor shall not pay nor be obligated to pay such tax, and in the alternative, Trustor may, in the event of the enactment of such a law, and must, if it is unlawful for Trustor to pay such taxes, prepay without penalty the obligations secured hereby in full within 60 days after demand therefor by Beneficiary.

(d)           Minerals.  Trustor shall not permit any drilling or exploration for or extraction, removal or production of any mineral, natural element, compound or substance from the surface or subsurface of the Property regardless of the depth thereof or the method of mining or extraction thereof.

(e)           Maintenance of Trustor Name, Structure.  Trustor shall not change its name, identity, structure or employer identification number during the term of the Loans.

Leasehold Deed of Trust – Silver Dollar Mill Creek

(f)           Costs and Expenses.  Except as limited or provided otherwise by the Credit Agreement, Trustor shall pay on demand all reasonable and bona fide out-of-pocket costs, fees and expenses and other expenditures, whether incurred before or after judgment, including, but not limited to, reasonable attorneys’ fees and expenses, paid or incurred by Beneficiary to third parties incident to this Deed of Trust or any other Loan Document (including, but not limited to, reasonable attorneys’ fees and expenses in connection with the negotiation, preparation and execution hereof and of any other Loan Document and any amendment hereto or thereto, any release hereof, any consent, approval or waiver hereunder or under any other Loan Document, the making of any advance under the Notes, and any suit to which Beneficiary is a party involving this Deed of Trust or the Property) or incident to the enforcement of the obligations secured hereby or the exercise of any right or remedy of Beneficiary under any Loan Document.

(g)           Compliance with Laws.  Trustor shall maintain and keep the Property in compliance with all applicable laws.

(h)           Covenant Running with the Land.  All of Trustor's obligations under this Deed of Trust are intended by Trustor and Beneficiary to be, and shall be construed as, covenants running with the Land.  As used herein, “Trustor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Land.  All persons who may have or may acquire an interest in the Land shall be deemed to have notice of, and be bound by, the terms of the Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.  In addition, all of the covenants of Trustor in any of the Loan Documents are incorporated herein by reference and, together with covenants in this paragraph, shall be covenants running with the Land.

SECTION 25.        NOTICE.  All notices under this Deed of Trust shall be given in accordance with the Credit Agreement.

SECTION 26.        GOVERNING LAW; SEVERABILITY.  This Deed of Trust and the security interests (including in personal property) created hereunder shall be governed by the laws of the state in which the Property is located.  In the event that any provision of this Deed of Trust or any other Loan Document conflicts with applicable law, such conflict shall not affect other provisions of this Deed of Trust or the applicable Loan Document which can be given effect without the conflicting provisions, and to this end the provisions of this Deed of Trust and the other Loan Documents are declared to be severable.

SECTION 27.        TRANSFER OF LOAN.  Subject to the terms of the Credit Agreement, Beneficiary and/or the Lenders, as applicable, may, at any time, sell, transfer or assign the Notes, this Deed of Trust and the Loan Documents, or any part thereof, and in connection therewith, Trustor shall provide such information and otherwise cooperate as more fully set forth in the Credit Agreement.

SECTION 28.        SUCCESSORS AND ASSIGNS BOUND.  This Deed of Trust and the other Loan Documents shall be binding upon and inure to the benefit of Trustor and Beneficiary and their respective successors and assigns forever. The foregoing is subject to the restrictions on transferability of the Property and interests in Trustor and its constituents set forth in the Credit Agreement.  Notwithstanding the foregoing, Beneficiary shall have no liability under any of the Loan Documents for any matter arising after a Lender transfers its interest in its Note to any successor.  However, Beneficiary shall continue to have the benefit of all rights having accrued under the Loan Documents theretofore, and all rights under all obligations of indemnification set forth in the Loan Documents for matters arising theretofore, then, and thereafter.

SECTION 29.        FORBEARANCE BY BENEFICIARY NOT A WAIVER.  Any forbearance by Beneficiary in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy.  The acceptance by Beneficiary of payment of any sum secured by this Deed of Trust after the due date of such payment shall not be a waiver of Beneficiary’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment, subject to any notice or grace period expressly provided for in the Credit Agreement.  The procurement of insurance or the payment of taxes or other liens or charges by Beneficiary in accordance with the Loan Documents shall not be a waiver of Beneficiary’s right to accelerate the maturity of the indebtedness secured by this Deed of Trust in accordance with the Loan Documents, nor shall Beneficiary’s receipt of any awards, proceeds or damages, whether as proceeds of insurance or condemnation awards or otherwise, operate to cure or waive Trustor’s default in payment of sums secured by this Deed of Trust.

SECTION 30.        ESTOPPEL CERTIFICATE.  Trustor shall within ten business days of a written request from Beneficiary furnish Beneficiary with a written statement, duly acknowledged, setting forth the sums secured by this Deed of Trust and any right of set-off, counterclaim or other defense which exists against such sums and the obligations of this Deed of Trust and attaching true, correct and complete copies of the Notes, this Deed of Trust and any other Loan Documents and any and all modifications, amendments and substitutions thereof.

Leasehold Deed of Trust – Silver Dollar Mill Creek

SECTION 31.       WAIVER OF JURY TRIAL.  TRUSTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TRUSTOR MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THE NOTES, THIS INSTRUMENT, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

SECTION 32.       MISCELLANEOUS.

(a)           No Oral Change.  No provision of this Deed of Trust or any of the other Loan Documents may be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Trustor or Beneficiary, except only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

(b)           Liability.  If Trustor consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

(c)           Captions.  The captions and headings of the Sections, paragraphs, and other provisions of this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

(d)           Duplicate Originals; Counterparts.  This Deed of Trust may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Deed of Trust may be executed in multiple counterparts.

(e)           Number and Gender.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(f)           Subrogation.  If any or all of the indebtedness evidenced by the Notes have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Beneficiary shall be subrogated to all of the liens securing the same.

(g)           Action through Agents.  In exercising any rights hereunder or under any of the Loan Documents or taking any actions provided for herein or therein, Beneficiary may act through its employees, agents or independent contractors as authorized by Beneficiary.

(h)           Conflicts.  In the event of any conflict between this Deed of Trust and the Credit Agreement, the Credit Agreement shall prevail.

SECTION 33.        STATE –SPECIFIC PROVISIONS.

(a)           Principles of Construction.  In the event of any inconsistencies between the terms and conditions of this Section 33 and the terms and conditions of this Deed of Trust, the terms and conditions of this Section 33 shall control and be binding.

(b)           Fixture Filing.  This Deed of Trust shall constitute a security agreement and continuously perfected financing statement filed as a fixture filing.  Trustor hereby authorizes Beneficiary to execute, deliver, file or refile as secured party as such term is used in the Uniform Commercial Code of the State of Washington (the “Secured Party”), without joinder of the debtor as such term is used in the Uniform Commercial Code (the “Debtor”), any financing statement, continuation statement, or other instruments Beneficiary may reasonably require from time to time to perfect or renew such security interest under the Uniform Commercial Code of the State of Washington.  The Trustor with respect to the Property is, for the purposes of this Deed of Trust, deemed to be the Debtor, and Beneficiary is deemed to be the Secured Party.  The addresses of Secured Party and Debtor from which information concerning the security agreement may be obtained are set forth on the first page of this Deed of Trust.  Trustor’s Washington organizational identification number is [602990936].

Leasehold Deed of Trust – Silver Dollar Mill Creek

(c)           Power of Sale.  In the event of any Default and upon written request of Beneficiary, Trustee shall sell the Property in accordance with the Deed of Trust Act of the State of Washington (RCW Chapter 61.24 as existing now or hereafter amended) and the Uniform Commercial Code, where applicable, at public auction to the highest bidder.  Any person except Trustee may bid at the Trustee’s sale.  Trustee shall apply the proceeds of the sale as follows:  (i) to the expenses of sale, including a reasonable Trustee’s fee and attorneys’ fees; (ii) to all the indebtedness evidenced by the Credit Agreement and all other indebtedness secured by this Deed of Trust or any other instrument; (iii) the surplus, if any, shall be distributed in accordance with said Deed of Trust Act.  Trustee shall deliver to the purchaser at the sale its deed, without warranty, which shall convey to the purchaser the interest in the property which Trustor had or had the power to convey at the time of its execution of this Deed of Trust and such as it may have acquired thereafter.  Trustee’s deed shall recite the facts showing that the sale was conducted in compliance with all the requirements of the law and of this Deed of Trust, which recital shall be prima facie evidence of such compliance and conclusive evidence thereof in favor of bona fide purchasers and encumbrances for value.  The power of sale conferred by this Deed of Trust and by the Deed of Trust Act of the State of Washington is not an exclusive remedy, and when not exercised Beneficiary may foreclose this Deed of Trust as a mortgage.

(d)           Trustee Notification Obligation.  Unless otherwise provided by applicable law, Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or security instrument or of any action or proceeding in which Trustor, Trustee or Beneficiary shall be a party, unless such action or proceeding is brought by Trustee.

(e)           Beneficiary Right of Rescission.  Beneficiary, from time to time before the Trustee’s sale of the Property pursuant to this Section 33, may rescind any notice of default or notice of sale by executing and delivering to Trustee a written notice of discontinuance of the Trustee’s sale, which notice, when recorded, shall also constitute a cancellation of any prior notice of default and notice of sale.  The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other notices of default and notices of sale, nor otherwise affect any provision, covenant or condition of the Credit Agreement and/or of this Deed of Trust or any of the rights, obligations or remedies of the parties thereunder or hereunder.

(f)           Trustor Statutory Right of Redemption.  In the event that this Deed of Trust is foreclosed as a mortgage and the Property sold at a foreclosure sale, the purchaser may, during the statutory redemption period, make such repairs or alterations on the Property as may be reasonably necessary for the proper operation, care, preservation, protection and insuring thereof.  Any sums so paid, together with interest thereon from the time of such expenditure at an interest rate equal to the rate otherwise applicable plus three percent (3%) per annum until paid, shall be added to and become a part of the amount required to be paid for redemption from such sale.

(g)           Beneficiary Foreclosure Rights.  Beneficiary shall have the right, at its option, to foreclose this Deed of Trust subject to the rights of any tenant or tenants of the Property, and the failure to make any such tenant or tenants a party defendant to any such suit or action or to foreclose their rights will not be asserted by the Trustor as a defense in any action or suit instituted to collect the indebtedness secured hereby or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Property, any statute or rule of law at any time existing to the contrary notwithstanding.  In the case of a sale pursuant to a foreclosure of this Deed of Trust, the Property, real, personal or mixed, may be sold as an entirety or in parcels, by one sale or by several sales held at one time or at different times, all as Trustee, in its unrestricted discretion, may elect, and Trustor, for and on behalf of itself and all persons claiming by, through or under Trustor, waives any and all right to have the property and estates comprising the Property marshaled upon any foreclosure sale and agrees that, upon foreclosure, the Property may be sold as an entirety and not in parcels.

(h)           Trustee Acceptance.  Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

(i)           Substitution of Trustee.  Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary and recorded in the county or counties where the Property is located, and by otherwise complying with appropriate statutory provisions, substitute a successor or successors for the Trustee named herein or acting hereunder.  Upon the recording of such appointment in the mortgage records of the county or counties in which the Property is situated, the successor Trustee shall be vested with all the powers of the original Trustee.

(j)           Trustor Notice Address.  Trustor requests that a copy of any notice of default and of any notice of sale hereunder be mailed to Trustor at the address referenced in the first paragraph hereof.

(k)           Non-Agricultural Use.  The Property which is the subject of this Deed of Trust is not used principally for agricultural purposes.

Leasehold Deed of Trust – Silver Dollar Mill Creek

(l)           Commercial Use.  The obligations and indebtedness evidenced by the Notes and the Credit Agreement were incurred primarily for commercial, investment or business purposes and not for personal, family or household purposes.

(m)          Protective Advances.  It is hereby agreed that Beneficiary is hereby subrogated to all of the rights, liens, remedies, equities, superior title and benefits held, owned, possessed or enjoyed at any time by any owners or holders of the indebtedness discharged from funds advanced under the Notes.  Trustor further agrees that if it becomes necessary for Beneficiary to advance any sum greater than the indebtedness permitted under the Credit Agreement (which advancement may be for taking up vendor’s or other liens, past due taxes, insurance premiums, liens for labor or materials, for procuring deeds or any other instruments or actions to protect title of Trustor or otherwise preserve, protect and/or perfect Beneficiary’s interests in the collateral or other security granted by Trustor pursuant to the Loan Documents, and/or to enforce its rights under this Deed of Trust or any of the other Loan Documents), Beneficiary may do so and such advancements and expenditures, plus interest thereon, shall constitute additional sums secured by this Deed of Trust, which advancements and expenditures Trustor hereby agrees to cause Borrower to pay upon demand.  To the full extent permitted by applicable laws, the lien of this Deed of Trust, as to all such sums so advanced, shall have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property secured by the Deed of Trust.

(n)          Notice Regarding Oral Agreements.  WASHINGTON STATE NOTICE:  ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY/EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

SECTION 34.       TRUSTEE.  Trustee may resign by the giving of written notice of such resignation to Beneficiary.  If Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers, and duties of the aforenamed Trustee and shall execute, acknowledge and record a sufficient deed of appointment in compliance with local law.  Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation.  If multiple substitute Trustees are appointed, each of such multiple substitute Trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law.  Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute Trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in the Trustee’s place.  No fees or expenses shall be payable to Trustee, except in connection with a foreclosure of the Collateral or any part thereof or in connection with the release of the Collateral following payment in full of the indebtedness.

Notwithstanding anything contained in this Deed of Trust, Trustee (including any successor of Trustee) shall have the power of sale under this Deed of Trust in lieu of Beneficiary, and all references in the Deed of Trust to Beneficiary having a power of sale shall refer instead to the power of sale in Trustee.  The construction of this instrument as a deed of trust and the grant to Trustee as set forth above shall not limit the rights and authorities separately granted to Beneficiary under this Deed of Trust except as expressly provided in this Section 34 and shall not limit the assignment of leases and rents to Beneficiary contained in this Deed of Trust or as separately provided in the Credit Agreement of even date herewith between Trustor and Beneficiary with respect to the Property.

SECTION 35.       TRUSTEE’S COVENANTS AND ACCEPTANCE.  Trustee covenants faithfully to perform the trust herein created, being liable, however, only for gross negligence or willful misconduct.  Trustee accepts this trust, when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.  Trustee is not obligated to notify any party hereto of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

Leasehold Deed of Trust – Silver Dollar Mill Creek

SECTION 36.        CASINO LEASE PROVISIONS.

(a)          Casino Lease.  The Casino Lease consists of the following documents:

(i)           Lease Agreement (as amended by Addendum A, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment each as defined below, the “Silver Dollar Casino Lease”), dated as of December 3, 2001, between Wallace Properties – Mill Creek, LLC, as landlord (“Landlord”), and Timothy B. and Michael E. Iszley both single men and/or assigns d/b/a Golden Nugget Casino, as tenant (“Tenant”);

(ii)           Addendum A to Lease (“Addendum A”), dated as of December 3, 2001, between Landlord and Tenant;

(iii)           First Amendment to Lease (the “First Amendment”), dated as of April 15, 2002, between Landlord and Tenant;

(iv)           Second Amendment to Lease (the “Second Amendment”), undated, between Landlord and Tenant;

(v)           Third Amendment to Lease (the “Third Amendment”), undated, between Mill Creek Gaming d/b/a Golden Nugget Casino (formerly as Timothy B. and Michael E. Iszley d/b/a Golden Nugget Casino), as Tenant, and Landlord;

(vi)           Fourth Amendment to Lease (the “Fourth Amendment”), dated as of August 15, 2003, between Landlord and Timothy B. Iszley and Michael E. Iszley and assigns d/b/a Golden Nugget Casino, as Tenant;

(vii)           Fifth Lease Amendment (the “Fifth Amendment”), dated June 3, 2004, between Timothy B. Iszley and Michael E. Iszley d/b/a Golden Nugget Casino, as Tenant; and

(viii)           that certain Bill of Sale and Assignment and Assumption Agreement dated on or about the date hereof, wherein Tenant assigned the Silver Dollar Casino Lease to Trustor, and Trustor assumed all of Tenant’s obligations thereunder.

As used herein, the “Casino Lease” shall mean the above-described documents and any modifications and amendments thereof that hereafter may be executed and approved in writing in advance by Beneficiary.

(b)           Trustor represents and warrants in favor of Beneficiary as follows:

(i)           Trustor has delivered to Beneficiary a true, correct and complete copy of the Casino Lease. The Casino Lease contains the entire agreement of Landlord and Trustor pertaining to the Property and has not been amended, modified, supplemented or assigned.  Trustor has no estate, right, or interest in or to the Property except under and pursuant to the Casino Lease.  Except for the documents expressly identified in Section 36(a) above, no modifications or amendments have occurred to the Casino Lease.  No such modifications or amendments are contemplated.  Landlord and Trustor have no agreements pertaining to all or any portion of the Property or improvements other than the agreements set forth in the Casino Lease.

(ii)           To the best knowledge of Trustor, Landlord is the exclusive fee simple owner of the Property, subject only to the Casino Lease and items expressly disclosed in the policy of title insurance issued in favor of Beneficiary in connection with the origination of this Deed of Trust, and Landlord is the sole owner of the lessor’s interest in the Casino Lease.

(iii)          The Casino Lease is in full force and effect.  All conditions and contingencies to the effectiveness of the Casino Lease and the commencement of the regular term thereof (“Term”) have been satisfied.  The Term has commenced, is in effect, and is scheduled to expire April 30, 2012.  The Casino Lease provides for two (2) options to extend the Casino Lease for a period of ten (10) years in each case.

(iv)         No breach or default under the Casino Lease (a “Casino Lease Default”) exists or has occurred (i) as to Trustor’s obligations under the Casino Lease, nor (ii) to Trustor’s best knowledge, as to Landlord’s obligations under the Casino Lease.  Trustor does not have and has not received any notice, communication, or information that a Casino Lease Default has occurred or exists, or that Landlord or anyone alleges the same to have occurred or exist.

Leasehold Deed of Trust – Silver Dollar Mill Creek

(v)          Trustor is the exclusive owner of the tenant’s interest under and pursuant to the Casino Lease.  Trustor has not assigned, transferred, or encumbered any interest of Trustor in, to, or under the Casino Lease, except in favor of Beneficiary pursuant to this Deed of Trust and the Loan Documents, and also except for subleases as to which Trustor is the sublessor.  There are no leases affecting the Property other than the Casino Lease and such subleases.

(vi)         Neither the execution and delivery of the Loan Documents by Trustor nor Trustor’s performance in accordance therein will constitute a breach of or default under, or result in the creation of any mortgage, charge, lien or encumbrance under:

(a)           any law, statute or regulation, of Canada, the United States of America or of any other jurisdiction in which Trustor does business or is otherwise subject to jurisdiction; or

(b)     any agreement or instrument to which Trustor is a party including but not limited to the Casino Lease.

(c)           As security for all obligations secured by this Deed of Trust, Trustor hereby irrevocably grants, conveys, transfers and assigns to Trustee in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all right, title, and interest in and to the Property that may hereafter be acquired by Trustor.  Without limitation of the foregoing, if Trustor should acquire the fee estate in the Property or in any land or improvements comprising the same, or should acquire any interest or estate in the Property or any component thereof other than Trustor presently holds, then this Deed of Trust shall encumber and constitute a lien upon any and all of such interest or estate, without further act or instrument by Trustor or anyone.  Trustor immediately shall notify Beneficiary of any such acquisition.  Upon reasonable request of Beneficiary and without cost or expense to Beneficiary, Trustor will execute, acknowledge and deliver all such further instruments and assurances as Beneficiary shall require to ratify, confirm, or perfect Beneficiary’s lien on any right, title, interest or estate in or to the Property acquired at any time hereafter.

(d)           No merger shall occur by reason of any acquisition by Trustor of any additional right, title, interest or estate in or to the Property or any component thereof. Without limitation of the foregoing, unless Beneficiary shall otherwise expressly consent in writing, which consent may be withheld by Beneficiary in its sole and absolute discretion, the leasehold estate under the Casino Lease and any other interest or estate in the Property shall not merge but shall always remain separate and distinct, notwithstanding any common ownership of the leasehold estate and any other interest or estate.

(e)           Trustor shall not cause, join in, or suffer to occur any actual or purported modification, amendment, surrender, or termination of the Casino Lease, and Trustor shall have no right or power to modify, amend, terminate, or surrender the Casino Lease, in each case without the prior written consent of Beneficiary, which consent may be withheld by Beneficiary in its sole and absolute discretion.  Any attempted or purported modification, amendment, surrender or termination of the Casino Lease without Beneficiary’s prior written consent shall be null and void and of no force or effect.

(f)           Trustor shall fully perform as and when due each and all of its obligations under the Casino Lease in accordance with the terms of the Casino Lease, and shall not cause or suffer to occur any breach or default in any of such obligations, and shall enforce the obligations of Landlord under the Casino Lease to the end that Trustor may enjoy all the rights granted under the Casino Lease.  Trustor shall keep and maintain the Casino Lease in full force and effect.  If Trustor shall receive forbearance from Landlord or otherwise shall be excused from full and timely performance of any of its obligations under the Casino Lease, the same shall not postpone, excuse, diminish, or otherwise affect the obligations of Trustor under this paragraph.

Further, notwithstanding that certain of Trustor’s obligations under this Deed of Trust may be similar or identical to certain of Trustor’s obligations under the Casino Lease, all of Trustor’s obligations under this Deed of Trust are and shall be separate from and in addition to its obligations under the Casino Lease, and the inclusion herein of any obligations relating to similar or identical matters as to which Trustor is obligated under the Casino Lease shall not restrict or limit Trustor’s obligations to perform promptly all of its obligations as tenant under the Casino Lease and nothing in this Deed of Trust shall be construed as requiring Trustor or Beneficiary to take or omit to take any action which would cause a default under the Casino Lease.

If Trustor shall have or receive notice or information that compliance with any of Trustor’s obligations under either this Deed of Trust or the Casino Lease may constitute or give rise to a breach or default under the other of them, then Trustor immediately shall notify Beneficiary in writing of the same.  If Beneficiary shall have or receive any such notice or information, then Beneficiary may (but shall not be obligated to) give written instructions to Trustor, in which case Trustor shall comply with such instructions.

Leasehold Deed of Trust – Silver Dollar Mill Creek

(g)           If Trustor shall have or receive any notice or information that (i) any Casino Lease Default has occurred or may occur, (ii) any litigation or arbitration proceeding with respect to the Casino Lease has been or may be instituted, (iii) any action or proceeding to terminate the Casino Lease or to recover possession of the property covered by the Casino Lease has been or may be instituted, then Trustor immediately shall notify Beneficiary in writing of the same and immediately shall deliver to Beneficiary a true and complete copy of each such notice.  Further, Trustor immediately shall furnish to Beneficiary all information that it may reasonably request concerning the performance by Trustor or Trustor’s obligations under the Casino Lease.

(h)           If any Casino Lease Default shall occur, or if Beneficiary reasonably believes that a Casino Lease Default has occurred or may occur, or if Landlord asserts that a Casino Lease Default has occurred (whether or not Trustor questions or denies such assertion), then Beneficiary may (but shall not be obligated to) take any action that Beneficiary deems necessary or desirable, including without limitation (i) performance or attempted performance of any of Trustor’s obligations under the Casino Lease, (ii) curing or attempting to cure any actual or purported Casino Lease Default, (iii) mitigating or attempting to mitigate any damages or consequences of the same, and (iv) entry upon the Property for any or all of such purposes.  Upon Beneficiary’s request, Trustor shall submit satisfactory evidence of payment or performance of any of its obligations under the Casino Lease.

Beneficiary may pay and expend such sums of money as Beneficiary in its sole discretion deems necessary or desirable for any such purpose, and Trustor shall pay to Beneficiary immediately upon demand all such sums so paid or expended by Beneficiary, together with interest thereon from the date of expenditure at the rate of interest then applicable to principal at the Default Rate set forth in Section 2.10(a) of the Credit Agreement.

(i)           [Intentionally Omitted.]

(j)           If the Casino Lease shall be rejected, canceled, or terminated for any reason whatsoever, and if Beneficiary or its nominee thereafter or in connection therewith shall acquire any right, title, interest or estate in or to the Property (which may include without limitation any new lease of the Property) then Trustor shall have no right, title, interest or estate in or to such new lease, or the leasehold estate created by such new lease, or any other interest of Beneficiary or its nominee in the Property.

(k)           Trustor shall not commence any action or proceeding against Landlord or affecting or potentially affecting the Casino Lease or Trustor’s or Beneficiary’s interest therein or in the Property, without the prior written consent of Beneficiary, which Beneficiary may withhold in its sole and absolute discretion.  Trustor shall notify Beneficiary immediately if any action or proceeding shall be commenced between Landlord and Trustor, or affecting or potentially affecting the Casino Lease or Trustor’s or Beneficiary’s interest therein or in the Property (including without limitation any case commenced by or against Landlord under  Title 11 U.S.C.A. § 101 et seq. and the regulations adopted and promulgated thereto (as the same may be amended from time to time, the “Bankruptcy Code”).  Beneficiary shall have the option, exercisable upon notice from Beneficiary to Trustor, to conduct and control any such action or proceeding with counsel of Beneficiary’s choice.  Beneficiary may proceed in its own name or in the name of Trustor in such action or proceeding, and Trustor shall cooperate with Beneficiary, comply with the instructions of Beneficiary (which may include withdrawal or exclusion of Trustor from such action or proceeding), and execute any and all powers, authorizations, consents or other documents required by Beneficiary in connection therewith.  Trustor shall indemnify and hold harmless Beneficiary from and against any and all claims, costs, expenses, attorneys’ fees, losses, and damages suffered or incurred by Beneficiary in or as a consequence of any such action or proceeding.  Trustor shall pay or reimburse Beneficiary for any and all of the same, together with interest on any such expenditures by Beneficiary at the rate of interest then applicable to principal under the Notes, immediately upon demand by Beneficiary.

(l)           Trustor shall use its best efforts to obtain and deliver to Beneficiary within 20 days after written request by Beneficiary, an estoppel certificate from Landlord setting forth (i) that the Casino Lease has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (ii) the rent payable under the Casino Lease, (iii) the dates to which all rent and other charges have been paid, (iv) whether there are any alleged Casino Lease Defaults and, if so, setting forth the nature thereof in reasonable detail, and (v) such other matters as Beneficiary may reasonably request.

(m)           Notwithstanding anything to the contrary contained herein, this Deed of Trust shall not constitute an assignment of the Casino Lease, and Beneficiary shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust.

Leasehold Deed of Trust – Silver Dollar Mill Creek

(n)           Trustor acknowledges that pursuant to Section 365 of the Bankruptcy Code it is possible that a trustee in bankruptcy of the Landlord under the Casino Lease, or such Landlord as a debtor-in-possession, could reject the Casino Lease, in which case Trustor, as tenant, would have the election described in Section 365(h) of the Bankruptcy Code (which election, as the same may be amended from time to time, and together with any comparable right under any other state or federal law relating to bankruptcy, reorganization or other relief for debtors, whether now or hereafter in effect, is herein called the “Election”) to treat the Casino Lease as terminated by such rejection or, in the alternative, to remain in possession for the balance of the term of the Casino Lease and any renewal or extension thereof that is enforceable by the tenant under applicable nonbankruptcy law.  Trustor shall not permit the termination of the Casino Lease by exercise of the Election or otherwise without the prior written consent of Beneficiary, which consent may be withheld, conditioned or delayed for any reason in Beneficiary’s sole and absolute discretion.   Trustor acknowledges that since the Casino Lease is a primary part of the security for the Loans, it is not anticipated that Beneficiary would consent to termination of the Casino Lease.

In order to secure the covenant made in this section and as security for the Loans, Trustor assigns the Election and all rights related thereto to Beneficiary.  Trustor acknowledges and agrees that the foregoing assignment of the Election and related rights is one of the rights which Beneficiary may use at any time in order to protect and preserve the other rights and interests of Beneficiary under this Deed of Trust and the other Loan Documents, since exercise of the Election in favor of terminating the Casino Lease would constitute waste hereunder.  Trustor agrees that exercise of the Election in favor of preserving the right to possession under the Casino Lease shall not be deemed to constitute a taking or sale of the Property by Beneficiary and shall not entitle Trustor to any credit against the Guaranteed Obligations.

Trustor acknowledges and agrees that in the event the Election is exercised in favor of Trustor remaining in possession, Trustor’s resulting rights under the Casino Lease, as adjusted by the effect of Section 365 of the Bankruptcy Code, shall then be part of the Property and shall be subject to the liens created by this Deed of Trust and the other Loan Documents.  The liens in favor of Beneficiary under this Deed of Trust and the other Loan Documents shall attach to all of Trustor’s rights and remedies at any time arising under or pursuant to Section 365 of the Bankruptcy Code, including, without limitation, all of Trustor’s rights to remain in possession of the Property.

Trustor hereby appoints Beneficiary as its attorney in fact to act on behalf of Trustor in connection with all matters relating to or arising out of the assumption or rejection of any lease affecting the Property, in which the other party to the lease is a debtor in a case under the Bankruptcy Code.  This grant of power of attorney is present, unconditional, irrevocable, durable and coupled with an interest.

(o)           Trustor acknowledges and agrees that in any case commenced by or against Trustor under the Bankruptcy Code, Beneficiary by reason of the liens and rights granted under this Deed of Trust and the Loan Documents shall have a substantial and material interest in the treatment and preservation of Trustor’s rights and obligations under the Casino Lease, and that Trustor shall, in the bankruptcy case, provide to Beneficiary immediate and continuous adequate protection of such interests.  Trustor and Beneficiary agree that such adequate protection shall include but shall not necessarily be limited to the following:

(i)           Beneficiary shall be deemed a party to the Casino Lease (but shall not have any obligations thereunder) for purposes of Section 365 of the Bankruptcy Code, and shall have standing to appear and act as a party in interest in relation to any matter arising out of or related to the Casino Lease or the Property.

(ii)           Trustor shall serve on Beneficiary all notices, pleadings and other documents relating to or affecting the Casino Lease or the Property.  Any notice, pleading or document served by Trustor on any other party in the bankruptcy case shall be contemporaneously served by Trustor on Beneficiary, and any notice, pleading or document served upon or received by Trustor from any other party in the bankruptcy case shall be served by Trustor on Beneficiary immediately upon receipt by Trustor.

(iii)           Upon written request of Beneficiary, Trustor shall assume the Casino Lease, and shall take such steps as are necessary to preserve Trustor’s right to assume the Casino Lease, including without limitation obtaining extensions of time to assume or reject the Casino Lease under Subsection 365(d) of the Bankruptcy Code to the extent it is applicable.

Leasehold Deed of Trust – Silver Dollar Mill Creek

(iv)           If Trustor seeks to reject the Casino Lease pursuant to Section 365(a) of the Bankruptcy Code, then Trustor shall give Beneficiary not less than ten (10) days’ prior notice of the date on which Trustor shall apply to the bankruptcy court for authority to reject the Casino Lease.  Beneficiary shall have the right, but not the obligation, to serve upon Trustor within such 10-day period a notice stating that (A) Beneficiary demands that Trustor assume and assign the Casino Lease to Beneficiary pursuant to Section 365 of the Bankruptcy Code and (B) Beneficiary agrees to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Casino Lease.  If Beneficiary serves upon Trustor the notice described in the preceding sentence, Trustor shall not seek to reject the Casino Lease and shall comply with the demand provided for in clause (A) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Beneficiary of the agreement provided for in clause (B) of the preceding sentence.

(v)           Effective upon the entry of an order for relief in respect to Trustor under the Bankruptcy Code, Trustor hereby assigns to Beneficiary a non-exclusive right to apply to the bankruptcy court under Section 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Casino Lease may be rejected or assumed.

Trustor shall join with and support any request by Beneficiary to grant and approve the foregoing as necessary for adequate protection of Beneficiary’s interests.  Notwithstanding the foregoing, Beneficiary may seek additional terms and conditions, including such economic and monetary protections as it deems appropriate to adequately protect its interests, and any request for such additional terms or conditions shall not delay or limit Beneficiary’s right to receive the specific elements of adequate protection set forth herein.

Where reference is made to any code section or other law, the same shall include any successor statute or provisions of law to the same or substantially the same effect.

(p)        Where reference herein is made to the rights or obligations of Trustor under the Casino Lease, the same shall refer to all rights and obligations of the original casino lessee and its successors under the Casino Lease, including all of Trustor’s predecessors, successors, and assigns in its interest under the Casino Lease.  Where reference herein is made to the rights or obligations of Landlord under the Casino Lease, the same shall refer to all rights and obligations of the original casino lessor and its successors under the Casino Lease, including all of Landlord’s predecessors, successors, and assigns in its interest under the Casino Lease.

SECTION 37.        Trustor’s Waivers. Trustor hereby waives:  (a) any defense based upon any legal disability or other defense of Borrower, any other Trustor or other Person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Notes or any of the other Loan Documents; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower; (c) any defense based upon the application by Borrower of the proceeds of the Loans for purposes other than the purposes represented by Borrower to Beneficiary or any Lender or intended or understood by Beneficiary or any Lender or any Trustor; (d) any defense of any Trustor based upon Beneficiary’s or any Lender’s election of any remedy against any Trustor or Borrower or both; (e) any defense based upon Beneficiary’s or any Lender’s failure to disclose to any Trustor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Notes or any of the other Loan Documents; (f) any defense based upon any statute or rule of law which provides that the Obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Beneficiary’s or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code; (i) any and all rights and defenses, including, without limitation, any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to any Trustor under any applicable laws, any right to enforce any remedy which Beneficiary or any Lender may have against Borrower and any right to participate in, or benefit from, any security for the Notes or the other Loan Documents now or hereafter held by Beneficiary or any Lender; (j) presentment, demand, protest and notice of any kind; and (k) the benefit of any statute of limitations affecting the liability of any Trustor hereunder or the enforcement hereof. Trustor agrees that the payment of all sums payable under the Credit Agreement, the Notes or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Credit Agreement, the Notes or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to the Guaranteed Obligations.

[SIGNATURES FOLLOW ON NEXT PAGE]

Leasehold Deed of Trust – Silver Dollar Mill Creek

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust or has caused the same to be executed by its representatives thereunto duly authorized.

TRUSTOR:

NG WASHINGTON II, LLC,
a Washington limited liability company

By:	/s/ Robert B. Sturges
Name: Robert B. Sturges
Title: Manager

[ACKNOWLEDGEMENTS ON THE FOLLOWING PAGE]

Signature Page
Leasehold Deed of Trust – Silver Dollar Mill Creek

STATE OF TEXAS	)
	)	ss.
COUNTY OF HARRIS	)

I certify that I know or have satisfactory evidence that Robert B. Sturges is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated the he was authorized to execute the instrument as the Manager of NG Washington II, LLC to be the free and voluntary act of such parties for the uses and purposes mentioned in the instrument.

Dated: July 20, 2010

/s/ LaTonia Y. Johnson
Name Printed: LaTonia Y. Johnson
Notary Public in and for the State of
Washington, residing at 50 Briar Hollow Lane, Suite 500W, Houston, TX 77027
My appointment expires: 1/18/12

Signature Page
Leasehold Deed of Trust – Silver Dollar Mill Creek

EXHIBIT A

LEGAL DESCRIPTION OF REAL ESTATE

LOT 1 OF SHORT PLAT NO. ZA 9302024 SP, APPROVED JUNE 24, 1996 AND RECORDED JUNE 25, 1996 UNDER AUDITOR’S FILE NUMBER 9606255005 IN VOLUME 3, OF SHORT PLATS, PAGES 64 AND 65, RECORDS OF SNOHOMISH COUNTY, WASHINGTON;

BEING A PORTION OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 7, TOWNSHIP 27 NORTH, RANGE 5 EAST, W.M.;

TOGETHER WITH THAT PORTION OF THE SOUTHEAST ¼ OF THE SOUTHEAST ¼ OF SECTION 7, TOWNSHIP 27 NORTH, RANGE 5 EAST, W.M., RECORDS OF SNOHOMISH COUNTY, WASHINGTON, CONTAINED IN DEED FROM THE STATE OF WASHINGTON RECORDED UNDER RECORDING NUMBER  200001040346;

SITUATE IN THE COUNTY OF SNOHOMISH, STATE OF WASHINGTON.

Exhibit A
Leasehold Deed of Trust – Silver Dollar Mill Creek